EXHIBIT 5.1

Clarivate Plc 4th Floor, St Paul's Gate 22-24 New Street St Helier Jersey JE1 4TR	D: +44 1534 514071 E: alexander.curry@ogier.com Reference: AAC/CWT/178835.00016 31 July 2025

Dear Sirs

Clarivate Plc (the Company) - Registration under the US Securities Act of 1933, as amended (the Securities Act) – share option plans

1	Background

1.1	In connection with the Registration Statement on Form S-8 (as amended, the Registration Statement) filed by the Company today with the Securities and Exchange Commission pursuant to the Securities Act), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.

1.2	The Registration Statement relates to the registration by the Company under the Securities Act of 25,000,000 additional ordinary shares, no par value, for issuance pursuant to the Clarivate Plc Amended and Restated 2019 Incentive Award Plan (the Amended and Restated Plan), the ordinary shares under the Amended and Restated Plan being collectively referred to herein as the Shares and each a Share.

1.3	In this opinion, "non-assessable" means, in relation to a Share, that the consideration for which the Company agreed to issue that Share has been or will be paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

(a)	the Registration Statement on Form S-8 (as amended) filed by the Company on 13 May 2019 with the Securities and Exchange Commission (Registration No. 333-231405);

Ogier (Jersey) LLP 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy James Angus James Campbell Alexander Curry Richard Daggett Simon Dinning Katrina Edge Damian Evans James Fox Amy Garrod	Josephine Howe Jonathan Hughes Richard Laignel Niamh Lalor Kate McCaffrey Edward Mackereth Bruce MacNeil Katharine Marshall Matt McManus Rebecca McNulty	Steven Meiklejohn Alexandra O'Grady Oliver Passmore Nathan Powell Sophie Reguengo Oliver Richardson Bruce Scott Henry Wickham Nicholas Williams

Registered as a limited liability partnership in Jersey.  Registered number 99.

(b)	the Registration Statement on Form S-8 (as amended) filed by the Company on 12 March 2024 with the Securities and Exchange Commission (Registration No. 333-277865);

(c)	the Registration Statement;

(d)	the Company’s memorandum and articles of association in force as at the date hereof;

(e)	the Clarivate Plc 2019 Incentive Award Plan, as amended and restated on 11 May 2020 (the 2019 Plan);

(f)	the Amended and Restated Plan;

(g)	the First Amendment to the Amended and Restated Plan (the First Amendment);

(h)	a true copy of resolutions in writing of the directors of the Company passed on 13 May 2019 in which the directors (among other things) approved or ratified the 2019 Plan and the allotment of the Shares thereunder;

(i)	a true copy of resolutions in writing of the directors of the Company passed on 8 March 2024 in which the directors (among other things) approved or ratified the registration of additional Shares pursuant to the 2019 Plan;

(j)	a true copy of the minutes of a meeting of the board of directors of the Company held on 5 March 2025 in which the directors (among other things) approved the Amended and Restated Plan and the allotment of the Shares thereunder;

(k)	a true copy of the minutes of a meeting of the board of directors of the Company held on 7 May 2025 in which the directors (among other things) approved the filing of the Registration Statement pursuant to the Amended and Restated Plan;

(l)	a true copy of resolutions in writing of the directors of the Company passed on 21 May 2025 in which the directors (among other things) approved the First Amendment;

(m)	the Company’s certificate of incorporation and the certificate of incorporation upon change of name of the Company;

(n)	a consent to issue shares dated 7 January 2019 issued to the Company by the Jersey Financial Services Commission (the Commission) under the Control of Borrowing (Jersey) Order 1958, as amended (the Original COBO Consent);

(o)	a consent to circulate a prospectus dated 15 April 2019 issued to the Company by the Commission under the Companies (General Provisions) (Jersey) Order 2002, as amended (the GPO Consent);

(p)	a consent dated 5 July 2019 issued to the Company by the Commission authorising the Company to grant awards under the 2019 Plan (the 2019 COBO Consent);

(q)	a consent dated 20 May 2025 issued to the Company by the Commission authorising the Company to grant awards under the Amended and Restated Plan (the 2025 COBO Consent and together with the Original COBO Consent and the 2019 COBO Consent, the COBO Consents); and

(r)	a certificate signed by a director of the Company dated on or around the date of this opinion.

2.2	For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3	Assumptions

For the purposes of this opinion, we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they have been given as of the date hereof;

(d)	that the Company has received or will receive in full the consideration for which the Company agreed to issue the Shares;

(e)	that in approving the Company's entry into the 2019 Plan, the Amended and Restated Plan and the First Amendment and the transactions contemplated by them, the directors of the Company were acting in the best interests of the Company and for a proper purpose;

(f)	that words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law;

(g)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(h)	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and

(i)	there has been no amendment to the COBO Consents or the GPO Consent.

4	Opinion

As a matter of Jersey law, and on the basis of and subject to the foregoing and the qualifications below, we are of the following opinion:

(a)	the Shares have been duly authorised; and

(b)	the Shares, when issued pursuant to the terms of the Amended and Restated Plan (as amended pursuant to the First Amendment), will be validly issued, fully paid and non-assessable.

5	Qualifications

This opinion is subject to the following qualification:

(a)	the obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

6	Governing Law, Limitations, Benefit and Disclosure

6.1	This opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (to any other person who may rely on this opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the opinion that might affect the opinions expressed herein.

6.4	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/S/ Ogier (Jersey) LLP

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